Exhibit 99.1
Rural Cellular Corporation
Announces 1Q 2006
Financial Results

May 8, 2006 — ALEXANDRIA, Minn. — Rural Cellular Corporation (“RCC” or “the Company”) (NASDAQ: RCCC) announces first quarter 2006 financial results.
Operating Income. RCC’s first quarter operating income without giving effect to depreciation, amortization, and stock-based compensation, was $53.6 million as compared to $46.8 million last year. This 14.5% improvement reflects both growth in revenues and lower expenses as described below.
Service Revenue and Customers. Service revenue increased to $96.0 million reflecting the increase in the Company’s LSR offset by the decline in customers. Local service revenue per customer increased to $51 as compared to $47 last year. USF payments increased to $11.3 million. Including wholesale, customers decreased by 7,791 and totaled 697,811 at March 31, 2006. At March 31, 2006, 57% of the Company’s postpaid customers were using new technology handsets as compared to 15% a year ago. Postpaid customer gross adds for the three months ended March 31, 2006 were 35,521 as compared to 42,929 for the three months ended March 31, 2005.
Roaming Revenue. Roaming revenue increased to $30.8 million reflecting a 92% increase in outcollect roaming minutes, together with outcollect roaming yield of $0.11. During the quarter, 92% of the Company’s roaming minutes came from new technology handsets compared to 60% during the first quarter of 2005.
Network Cost. Network cost was $32.3 million reflecting additional costs of operating multiple networks, increased outsourced data service costs, and additional cell site costs related to our network expansion. Cell sites increased to 1,102 as compared to 915 last year. Per minute incollect cost decreased to $0.09 per minute as compared to $0.12 last year at this time.
Cost of Equipment Sales. Cost of equipment sales was $13.0 million reflecting the decrease in gross customer additions this quarter.
Selling, General and Administrative. SG&A decreased to $34.3 million this quarter. Contributing to this decrease was a decline in sales and marketing costs due to lower commissions resulting from fewer gross customer postpaid adds this year. Stock based compensation for the quarter was $63,000 as compared to $53,000 last year.

Interest Expense. Increased interest expense reflects our higher debt level resulting from the November 2005 issuance of $175 million senior subordinated floating rate notes and the borrowing of $58 million under the revolving credit facility. Cash interest expense was $53.8 million as compared to $47.2 million last year.
Components of interest expense are as follows:

	Three months ended
(in thousands)	March 31,
	2006	2005
Interest expense on credit facility	$1,093	$—
Interest expense on senior secured notes	10,831	10,058
Interest expense on senior notes	8,023	8,023
Interest expense on senior subordinated notes	11,857	10,320
Amortization of debt issuance costs	1,185	1,170
Write-off of debt issuance costs	42	—
Senior and junior preferred stock dividends	13,828	13,654
Effect of derivative instruments	(428)	(171)
Gain on repurchase of senior exchangeable preferred stock	(173)	—
Other	82	(347)

	$46,340	$42,707

Capital Expenditures. Total capital expenditures for the first quarter were approximately $12.8 million.
Events Subsequent to March 31, 2006. The Company paid two quarterly cash dividends of its 11 ?% Senior Exchangeable Preferred Stock in order to refinance its $160 million floating rate notes to fixed rate.
Teleconference. On May 8, 2006 at 3:30 PM CT, a teleconference will be held to discuss RCC’s first quarter performance. To participate in the call, dial (800) 240-7305, and give the operator your name and company affiliation. To access a replay of this call through May 15, 2006, dial (800) 405-2236 and 11060350# as the pass code. An audio replay of the teleconference can also be accessed by logging onto the Company’s website at www.unicel.com. To access the audio stream, click on the Investor Relations section.
About the Company.
Rural Cellular Corporation, based in Alexandria, Minnesota, provides wireless communication services to Midwest, Northeast, South and Northwest markets located in 15 states. For additional information on the Company and its operations, please visit its Web site at www.unicel.com.
Forward-looking statements.
Statements about RCC’s future prospects are forward-looking and, therefore, involve certain risks and uncertainties, including but not limited to: competitive considerations, success of customer enrollment and retention initiatives, the ability to increase wireless usage and reduce customer acquisition costs, the ability to service debt, and other factors discussed in RCC’s Report on Form 10-K for the year ended December 31, 2005 and from time to time in its other filings with the Securities and Exchange Commission.

Contact:	Chris Boraas, Investor Relations Director — Equity (320) 808-2451 Suzanne Allen, Treasurer — Preferred Securities and Debt (320) 808-2156
# # #

Consolidated Operating Data:

	Three months ended March 31,
	2006	2005
Penetration (1) (2)	9.2%	10.1%
Retention (3)	97.4%	97.6%
Average monthly revenue per customer (4)	$69	$58
Local service revenue per customer (5)	$51	$47
Acquisition cost per customer (6)	$532	$466

Voice customers at period end Postpaid	586,548	626,189
Prepaid	11,886	19,886
Wholesale	99,377	80,672

Total customers	697,811	726,747

Direct marketed POPs (1) RCC	5,751,000	5,651,000
Wireless Alliance	754,000	754,000

Total POPs	6,505,000	6,405,000

(1)	Reflects 2000 U.S. Census Bureau data updated for December 2002.

(2)	Represents the ratio of wireless voice customers, excluding wholesale customers, at the end of the period to population served (“POPs”).

(3)	Determined for each period by dividing total postpaid wireless voice customers discontinuing service during such period by the average postpaid wireless voice customers for such period (customers at the beginning of the period plus customers at the end of the period, divided by two), dividing that result by the number of months in the period, and subtracting such result from one.

(4)	Determined for each period by dividing service revenue (not including pass-through regulatory fees) and roaming revenue by the monthly average postpaid customers for such period.

(5)	Determined for each period by dividing service revenue (not including pass-through regulatory fees) by the monthly average postpaid customers for such period.

(6)	Determined for each period by dividing the sum of selling and marketing expenses, net cost of equipment sales, and depreciation of rental telephone equipment by the gross postpaid and prepaid wireless voice customers added during such period.

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
ASSETS
(Unaudited)

	March 31,	December 31,
(In thousands)	2006	2005

CURRENT ASSETS:
Cash and cash equivalents	$55,182	$86,822
Short-term investments	87,082	66,778
Accounts receivable, less allowance for doubtful accounts of $3,467 and $3,567	60,087	72,887
Inventories	8,217	12,849
Other current assets	4,033	4,280

Total current assets	214,601	243,616

PROPERTY AND EQUIPMENT, net	258,986	277,408

LICENSES AND OTHER ASSETS:
Licenses, net	548,513	548,513
Goodwill, net	348,684	348,684
Customer lists, net	24,660	29,301
Deferred debt issuance costs, net	25,610	27,022
Other assets, net	5,559	6,138

Total licenses and other assets	953,026	959,658

	$1,426,613	$1,480,682

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
LIABILITIES AND SHAREHOLDERS’ DEFICIT
(Unaudited)

(In thousands,	March 31,	December 31,
except per share data)	2006	2005

CURRENT LIABILITIES:
Accounts payable	$34,554	$53,492
Advance billings and customer deposits	11,734	11,885
Accrued interest	17,119	39,336
Other accrued expenses	7,304	8,981

Total current liabilities	70,711	113,694
LONG-TERM LIABILITIES	1,855,817	1,847,994

Total liabilities	1,926,528	1,961,688

REDEEMABLE PREFERRED STOCK	174,493	170,976

SHAREHOLDERS’ DEFICIT:
Class A common stock; $.01 par value; 200,000 shares authorized, 13,810 and 13,530 outstanding	138	135
Class B common stock; $.01 par value; 10,000 shares authorized, 427 and 427 outstanding	4	4
Additional paid-in capital	212,530	212,420
Accumulated deficit	(887,080)	(862,742)
Unearned compensation	—	(1,799)

Total shareholders’ deficit	(674,408)	(651,982)

	$1,426,613	$1,480,682

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(Unaudited)

(In thousands,	Three months ended
except per share data)	March 31,
	2006	2005
REVENUE:
Service	$95,970	$94,695
Roaming	30,806	19,622
Equipment	6,356	9,054

Total revenue	133,132	123,371

OPERATING EXPENSES:
Network costs, excluding depreciation	32,307	26,722
Cost of equipment sales	13,027	14,378
Selling, general and administrative	34,250	35,490
Depreciation and amortization	29,427	22,967

Total operating expenses	109,011	99,557

OPERATING INCOME	24,121	23,814

OTHER INCOME (EXPENSE):
Interest expense	(46,340)	(42,707)
Interest and dividend income	1,500	338
Other	(210)	(19)

Other expense, net	(45,050)	(42,388)

LOSS BEFORE INCOME TAX BENEFIT	(20,929)	(18,574)

INCOME TAX BENEFIT	(105)	(105)

NET LOSS	(20,824)	(18,469)

PREFERRED STOCK DIVIDEND	(3,514)	(3,335)

LOSS APPLICABLE TO COMMON SHARES	$(24,338)	$(21,804)

LOSS PER BASIC AND DILUTED SHARE	$(1.74)	$(1.77)

WEIGHTED AVERAGE SHARES USED TO COMPUTE LOSS PER BASIC AND DILUTED SHARE	13,979	12,316

COMPREHENSIVE LOSS:

LOSS APPLICABLE TO COMMON SHARES	$(24,338)	$(21,804)

Adjustments — derivative financial instruments	—	(172)

TOTAL COMPREHENSIVE LOSS	$(24,338)	$(21,976)

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended
(In Thousands)	March 31,
	2006	2005
OPERATING ACTIVITIES:
Net loss	$(20,824)	$(18,469)
Adjustments to reconcile to net cash provided by (used in) operating activities:
Depreciation and customer list amortization	29,427	22,967
Loss on write-off of senior exchangeable preferred stock issuance costs	42	—
Mark-to-market adjustments — financial instruments	(428)	—
Gain on repurchase of senior exchangeable preferred stock	(173)	—
Non-cash senior and junior exchangeable preferred stock dividends	—	7,711
Stock based compensation	63	53
Deferred income taxes	(105)	(105)
Other	1,422	1,278
Change in other operating elements:
Accounts receivable	9,750	4,624
Inventories	4,632	(4,886)
Other current assets	247	868
Accounts payable	(9,973)	(13,942)
Advance billings and customer deposits	(151)	(32)
Accrued senior and junior exchangeable preferred stock dividends	13,828	5,944
Accrued interest	(22,217)	(19,508)
Other accrued expenses	(1,677)	250

Net cash provided by (used in) operating activities	3,863	(13,247)

INVESTING ACTIVITIES:
Purchases of property and equipment	(12,804)	(26,056)
Purchases of short-term investments	(38,234)	—
Maturities of short-term investments	18,999	—
Proceeds from sale of property and equipment	374	63
Other	(208)	(69)

Net cash used in investing activities	(31,873)	(26,062)

FINANCING ACTIVITIES:
Proceeds from issuance of common stock related to employee stock purchase plan and stock options	1,888	380
Repurchase of senior exchangeable preferred stock	(5,518)	—
Other	—	(43)

Net cash (used in) provided by financing activities	(3,630)	337

NET DECREASE IN CASH	(31,640)	(38,972)
CASH AND CASH EQUIVALENTS, at beginning of year	86,822	85,339

CASH AND CASH EQUIVALENTS, at end of period	$55,182	$46,367